UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

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                               September 12, 2001
                Date of Report (Date of earliest event reported)


                      Shenandoah Telecommunications Company
             (Exact name of registrant as specified in its charter)


            Virginia                      0-9881                54-1162806
 -------------------------------  -----------------------  --------------------
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                           Identification Number)


          P.O. Box 459
          Edinburg, VA                                           22824
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(Address of principal executive office)                        (Zip code)



       Registrant's telephone number, including area code: (540) 984-4141

Item 5.

     On August 31, 2001, Shenandoah Telecommunications Company (Shenandoah) and Sprint PCS finalized discussions on the issues associated with past adjustments to certain PCS revenues. On March 15, 2001, Sprint PCS had informed Shenandoah that it had inaccurately allocated revenues between the parties. Sprint PCS identified the error while conducting a routine revenue assurance review. The total liability recognized by Shenandoah as of June 30, 2001, was $4,772,000. Shenandoah remained in contact with Sprint PCS to review information supplied by Sprint and to reach agreement on the actual amount to be repaid. Shenandoah and Sprint PCS have agreed that the amount to be repaid by Shenandoah to Sprint PCS is $3,846,000. Accordingly, Shenandoah will be making a positive adjustment of $926,000 to revenue during the third quarter to reflect the reduction of the liability from $4,772,000 to $3,846,000. Shenandoah has commenced payment of the liability, with the last installment due December 15, 2001.


SHENANDOAH TELECOMMUNICATIONS COMPANY AND SUBSIDIARY COMPANIES

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        SHENANDOAH TELECOMMUNICATIONS COMPANY
                        (Registrant)


September 12, 2001  /s/ CHRISTOPHER E. FRENCH
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                        Christopher E. French
                        President


September 12, 2001  /s/ LAURENCE F. PAXTON
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                        Laurence F. Paxton
                        Vice President - Finance